EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement No.333-170597 on Form S-8 and to the use of our reports dated March 6, 2012 relating to the consolidated financial statements of TransGlobe Energy Corporation and subsidiaries (the “Corporation”) and the effectiveness of the Corporation's internal control over financial reporting appearing in this Annual Report on Form 40-F of the Corporation for the year ended December 31, 2011.

March 15, 2012	/s/ “Deloitte & Touche LLP”
Calgary, Canada	Independent Registered Chartered Accountants